UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Greenbacker Renewable Energy Company LLC

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	80-0872648 (I.R.S. Employer Identification No.)

369 Lexington Avenue, Suite 312, New York, NY, 10017

(Address and Zip Code of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered None	Name of each exchange on which each class is to be registered None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-178786-01

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class To Be So Registered
Class A Shares of Limited Liability Company Interests
Class C Shares of Limited Liability Company Interests
Class I Shares of Limited Liability Company Interests

(Titles of classes)

Item 1: Description of Registrant’s Securities to be Registered.

The descriptions of the Class A shares of limited liability company interests, Class C shares of limited liability company interests and Class I shares of limited liability company interests of Greenbacker Renewable Energy Company LLC (the “Company”) registered hereby are incorporated herein by reference to the sections entitled “Suitability Standards,” “Prospectus Summary,” “Distribution Policy,” “Transferability of Shares,” “Determination of Net Asset Value,” “Distribution Reinvestment Plan,” “Summary of LLC Agreement,” “Liquidity Strategy” and “Share Repurchase Program” in the prospectus contained in Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-1, as filed with the Securities and Exchange Commission (the “Commission”) on March 18, 2016 (File No. 333-178786-01) (the “Registration Statement”), and all amendments to such Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2: Exhibits.

1.	Certificate of Formation of Greenbacker Renewable Energy Company LLC (Incorporated by reference from Exhibit 3.1 of the Registrant’s Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333- 178786-01) filed on December 11, 2012).

2.	Third Amended and Restated Limited Liability Company Operating Agreement of Greenbacker Renewable Energy Company LLC dated June 27, 2014 (Incorporated by reference from Exhibit 3.2 of the Registrant’s Form 10-K (File No. 333-178786-01) filed on March 20, 2015).

3.	Form of Distribution Reinvestment Plan (Incorporated by reference from Exhibit 4.1 of the Registrant’s Pre-Effective Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-178786-01 filed on July 11, 2013).

4.	Form of Subscription Agreement (Included as Appendix A to the prospectus contained in the Registrant’s Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-178786-01) filed on March 18, 2016).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Greenbacker Renewable Energy Company LLC

Date: June 23, 2016	By:	/s/ Charles Wheeler
	Name:	Charles Wheeler
	Title:	Chief Executive Officer and Director (Principal Executive Officer)